UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Mag Magna Corp.

(Exact name of registrant as specified in its charter)

Nevada	98-1626237
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4005 West Reno Avenue, Suite F Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-268561

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, $0.001 par value

(Title of Class)

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, $0.001 par value (the “Common Stock”), of Mag Magna Corp., a Wyoming corporation (the “Company”). The description of the Common Stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1, File No. 333-268561, which was initially filed with the Securities and Exchange Commission on November 25, 2022, and was last amended on October 10, 2023 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, originally filed with the SEC on November 25, 2022).

3.2	Articles of Amendment to Articles of Incorporation (Amended and Restated Articles of Incorporation) filed January 13, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2026).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2026).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAG MAGNA CORP.

Dated: February 6, 2025	By:	/s/ Jamal Khurshid
Jamal Khurshid
Chief Executive Officer

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